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EXECUTION VERSION                                                   EXHIBIT 10.5

                               AMENDMENT NO. 1 TO
               AMENDED AND RESTATED ACCOUNT ORIGINATION AGREEMENT


        This AMENDMENT NO. 1 TO AMENDED AND RESTATED ACCOUNT ORIGINATION AGREEMENT ("Amendment") is made as of this 15th day of July, 1999, by and among NEXTCARD, INC., a Delaware corporation ("NextCard"), NEXTCARD FUNDING CORP., a Delaware corporation ("Funding"), and HERITAGE BANK OF COMMERCE, a California state-chartered bank (the "Bank").

                              W I T N E S S E T H:

        WHEREAS, NextCard, Funding and the Bank are parties to that certain Amended and Restated Account Origination Agreement dated as of May 21, 1999 (the "Agreement") and desire to amend the Agreement as specified herein; and

        WHEREAS, NextCard and the Bank are parties to that certain Consumer Credit Card Program Agreement dated November 25, 1997 (the "Initial Agreement") and desire to make the receivables and accounts originated under the Initial Agreement subject to the Agreement;

        WHEREAS, NextCard has previously paid to the Bank [*] for the option to purchase receivables and accounts originated under the Initial Agreement;

        WHEREAS, the Bank is a licensed member of Visa, U.S.A., Inc. ("Visa") and authorized to issue credit cards; and

        WHEREAS, each of Barclays Bank PLC and ING Baring (U.S.) Capital Markets LLC have consented to this Amendment.

        NOW, THEREFORE, in consideration of the premises and mutual covenants included in




"An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission."

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this Amendment and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NextCard, Funding and the Bank agree as follows:

                             SECTION 1. DEFINITIONS

        a. The following definitions in the Agreement are amended and replaced, to read in their entirety as follows:

        "ACCOUNT" means an open-end, revolving Visa account opened by the Bank pursuant to the Program, pursuant to which one or more Credit Cards are issued to a Cardholder, including any and all rights, remedies, benefits, interests and entitlements with respect thereto.

        "EXTENSION FEE" has the meaning specified in Section 6.4(a).

        "PROGRAM" means the credit card program conducted pursuant to the terms of this Agreement and specifically includes the program conducted pursuant to the Initial Agreement.

        "PURCHASE PRICE" means, as of any day with respect to any Receivables other than those purchased on the effective date of the Amendment, (a) the sum of [*] minus (b) any credits and payments to the related Accounts.

        b.      The definition of "INITIAL TERM" is hereby deleted.

              SECTION 2. PURCHASE OF INITIAL AGREEMENT RECEIVABLES

        a. Purchase of Outstanding Balance. On the date hereof, Funding shall purchase from the Bank and the Bank shall sell to Funding all of the Receivables outstanding as of the preceding Business Day relating to the Accounts originated under the Initial Agreement, including the right to recoveries on charged-off Accounts, for a purchase price equal to [*]


"An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission."


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of the outstanding principal amount thereof, other than any amounts relating to charged-off Accounts.

        b. Subsequent Purchases. After the date hereof, Funding shall purchase from the Bank and the Bank shall sell to Funding Receivables arising under the Accounts originated under the Initial Agreement on the terms specified in the Agreement.

        c. Amendment to UCC Financing Statement. The Bank shall execute and deliver to Funding for filing with the California Secretary of State an amendment to the UCC-1 financing statement filed in connection with the execution of the Agreement reflecting the terms of this Amendment.

                        SECTION 3. NATURE OF ARRANGEMENT

        Section 2.12 of the Agreement is amended, to read in its entirety as follows:

        2.12 Nature of Arrangement. During the term of this Agreement NextCard shall be the exclusive fee-for-origination credit card originator for the Bank. During the term of this Agreement, NextCard may not enter into other fee for origination agreements with other financial institutions other than NextBank, N.A., unless (a) the Bank has notified NextCard pursuant to Section 6.2(e) that it intends to terminate this Agreement or (b) the Bank does not agree to amend the Credit Card Guidelines as requested by NextCard, in which case NextCard may enter into origination agreements with any other financial institutions to originate accounts upon the terms specified in the proposed amended Credit Card Guidelines that have been rejected by the Bank.

                      SECTION 4. MINIMUM ACCOUNT ALLOCATION


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        Section 2.13 of the Agreement is amended, to read in its entirety as follows:

        2.13    Minimum Account Allocation.

        (a) Subject to paragraph (b) below, if between the period from February 1, 1999 and October 31, 1999 NextCard enters into any origination agreement with NextBank, N.A., NextCard shall nonetheless ensure that at least [*] of the Accounts originated on a monthly basis through a NextCard program during such period are established by the Bank. Subject to paragraphs (b) and
(c) below, for the period from November 1, 1999 through November 30, 1999, NextCard shall ensure that at least [*] of the Accounts originated on a monthly basis through a NextCard program during such period are established by the Bank, and for the period from December 1, 1999 through the termination of this Agreement, NextCard shall ensure that at least [*] of the Accounts originated on a monthly basis through a NextCard program during such period are established by the Bank.

        (b)     NextCard shall not be required to comply with the provisions of
Section 2.13(a) with respect to the minimum percentage of Accounts to be originated by the Bank during the last calendar quarter of 1999 if NextCard has paid to the Bank, either in cash or as origination fee compensation pursuant to
Section 2.10 of the Agreement, or any combination thereof, an aggregate of [*] at any time during such last calendar quarter of 1999.

        (c) The provisions of Section 2.13(a) with respect to the minimum percentage of Accounts to be originated by the Bank shall not apply to accounts originated by any financial institution other than NextBank, N.A., if such financial


"An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission."


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institution originates accounts in accordance with the terms of any amendments to the Credit Card Guidelines that have been rejected by the Bank as contemplated by Section 2.12.

                   SECTION 5. TIMING OF RECEIVABLES PURCHASES

        Pursuant to Section 4.1(a), Funding and the Bank agree that the Receivables shall be transferred to Funding on the fifth Business Day following origination by the Bank or on such other mutually agreeable time as may be agreed to by Funding and the Bank.

                  SECTION 6. SALE OF ACCOUNTS AND OTHER ASSETS

        Section 4.2(b) of the Agreement is amended, to read in its entirety as follows:

        (b) Subject to Section 6.4, at any time or from time to time, Funding or its assignee shall have the right, exercisable by providing written notice to the Bank at least thirty (30) business days prior to the settlement date for such purchase, to purchase all of the Accounts, the Cardholder-Specific Information relating thereto and the Program Information then owned by the Bank or to arrange for said purchase by another party. The purchase price for the Accounts shall be ten cents per Account and the purchase price for the Cardholder-Specific Information and the Program Information shall be a total of $50.

                            SECTION 7. CHANGE IN TERM

        Section 6.1 of the Agreement is amended, to read in its entirety as follows:

        6.1 Term. This Agreement shall commence on the date first above written and shall continue until terminated as provided in Section 6.2 herein. The termination of this


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Agreement shall not terminate, affect or impair any rights, obligations or liabilities of any party hereto that may accrue prior to such termination or that, under the terms of this Agreement, continue after the termination or otherwise affect the rights and obligations of the parties hereunder except as provided in this Article VI.

                          SECTION 8. TERMINATION EVENTS

        The following paragraphs (e), (f) and (g) shall be added to the end of
Section 6.2:

        (e) Notice by the Bank. This Agreement may be terminated by the Bank upon six months prior written notice to NextCard and Funding, provided that such notice is delivered after September 30, 1999.

        (f) Notice by NextCard or Funding. This Agreement may be terminated by NextCard or Funding upon thirty days prior written notice to the Bank; provided, however, that neither NextCard nor Funding may terminate this Agreement prior to December 31, 1999 unless NextCard has paid to the Bank, either in cash or as origination fee compensation pursuant to Section 2.10 of the Agreement, or any combination thereof, an aggregate of [*] at any time during the last calendar quarter of 1999.

        (g) Purchase of Accounts. If this Agreement is terminated pursuant to paragraph (e) or (f) above, Funding or its assignee shall purchase all of the Accounts from the Bank pursuant to Section 4.2(b) within thirty days of such termination, and any termination notice shall be deemed to constitute the notice required under Section 4.2(b). This paragraph (g) shall survive the termination of this Agreement.

                      SECTION 9. CHANGE TO EXERCISE PERIOD

        Section 6.4(a) of the Agreement is amended, to read in its entirety as follows:


"An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission."

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        (a)     NextCard, Funding and their assignees shall have the exclusive right to purchase all Accounts, Cardholder-Specific Information and Receivables pursuant to Article IV hereof for a period of one year from the termination of this Agreement pursuant to Sections 6.1(a), (b) or (c), but not later than December 31, 2001 (the "Exercise Period"). During the Exercise Period, Funding shall pay the Bank a fee of [*] per month (the "Extension Fee") for each calendar month that the Bank continues to fund Receivables pursuant to Section 6.4(b). The Extension Fee shall be payable on the first day of each such month, and shall be pro-rated for any partial months.

                            SECTION 10. MISCELLANEOUS

        a. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules.

        b. Effect of Amendment; Agreement Continues in Effect. On and after the date hereof, all references to the Agreement shall mean the Agreement as amended hereby. Except as specifically amended hereby, the Agreement remains in full force and effect.

        c. Legal Fees. NextCard agrees to reimburse the Bank for reasonable legal fees not to exceed $15,000 incurred in connection with this Amendment.


"An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission."


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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

HERITAGE BANK OF COMMERCE              NEXTCARD, INC.



By: /s/ Kenneth B. Silveira            By: /s/ John V. Hashman
   -------------------------------        -------------------------------------
Name: Kenneth B. Silveira              Name: John V. Hashman
Title: Executive Vice President        Title: Chief Financial Officer

NEXTCARD FUNDING CORP.



By: /s/ John V. Hashman
   -------------------------------
Name: John V. Hashman
Title: Chief Financial Officer


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